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                                                                    EXHIBIT 10.4


                            SPECIAL SEVERANCE PROGRAM


1. Employees Covered. The Special Severance Program (the "Program") shall cover all salaried employees of SOUTHDOWN, INC. (the "Company"), and its subsidiaries, other than employees covered by individual severance or employment agreements. For purposes of this Program, the term "salaried employees" shall mean those employees who are permanent full-time employees and who are compensated with a salary of a set amount for a standard number of hours per pay period rather than hourly. Individuals in this category will include all individuals designated "exempt" from provisions of the Fair Labor Standards Act as well as those individuals designated "non-exempt" under that Act who are paid on a salaried basis, even though eligible for overtime payments.

2. Condition to Benefits Being Payable. No benefits shall be payable under the Program unless (i) there shall have been a Change in Control of the Company, and (ii) the salaried employee's employment with the Company and its subsidiaries is terminated within eighteen months after the date of the Change of Control of the Company, for reasons other than death, Retirement, Disability, Cause or termination by the employee other than for Good Reason. For purposes of this Program, a Change in Control of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then outstanding securities; or (iii) following the election or removal of directors, a majority of










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         the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

         For purposes of this Program, "Retirement" shall mean termination of employment in accordance with the retirement policy of the Company or the subsidiary for which the employee works; "Disability" shall mean the absence of an employee from his or her duties with the Company or its subsidiaries on a full-time basis for six consecutive months and the failure of the employee to return to the full-time performance of his or her duties within thirty days after written notice of termination is given to the employee; and "Cause" shall mean the willful and continued failure by an employee to substantially perform his or her duties with the Company or its subsidiaries (other than any such failure resulting from the employee's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the employee by his or her appropriate supervisor or the willful engaging by the employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

         For purposes of this Program, "Good Reason" shall mean (i) a substantial adverse alteration in the nature or status of an employee's responsibilities from those in effect immediately prior to the Change in Control of the Company, (ii) a reduction by the Company or its subsidiaries in the employee's annual base salary or, if applicable, commission or bonus potential, (iii) the failure of the Company or its subsidiaries to provide the employee with benefits generally comparable to those provided to the employee immediately prior to the Change in Control of the Company, (iv) the relocation of the employee's place of employment to a place more than 20 miles from where it was immediately prior to the Change in Control of the Company, or (v) the failure of the



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         Company or its subsidiaries to pay to the employee any amounts due and owing to him or her or the breach by the Company or its subsidiaries of any other material legal obligation to such employee.

3. Benefits. A salaried employee whose employment is terminated as provided in clause (ii) of the first sentence of Section 2, and provided that a Change in Control has occurred, shall receive the following benefits:

         A. A salaried employee who immediately prior to the Change in Control of the Company had a base salary of at least $60,000 per year shall continue to receive from the Company or its subsidiaries amounts equal to his or her base salary as in effect immediately prior to the Change in Control of the Company for up to eighteen months from the date of termination of employment or until the employee begins new employment, whichever is sooner, and for said period shall continue to be covered under the medical, dental, life insurance and accident benefit programs in effect and applicable to the employee immediately prior to the time of the Change in Control of the Company. If the new employment pays a base salary less than the base salary the employee was earning immediately prior to the Change in Control of the Company, the Company or its subsidiaries will pay the employee the difference for up to six months from the commencement of new employment; provided, however, that the total amount of salary continued and supplemented (but not including the cost of benefits) shall not exceed an amount equal to eighteen months' base salary.

         B. A salaried employee not covered by Paragraph A above shall be entitled to receive the same benefits as provided in Paragraph A above, except that the reference therein to



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                  "eighteen months" or "eighteen months'" shall be deemed to be
                  "nine months" or nine months'", respectively.

         C. (i) A salaried employee qualifying under Paragraph A shall also be entitled to individual outplacement service which is appropriate to the employee's position, as determined from time to time by the Administrative Committee. (ii) A salaried employee not covered by (i) above shall be entitled to group outplacement service which is appropriate to the employee's position, as determined from time to time by the Administrative Committee.

         D. Benefits provided to any employee under this Section 3 shall be reduced by any severance payments made by the Company or its subsidiaries to such employee otherwise than pursuant to this Program. Unemployment compensation benefits are not deemed to be payments made by the Company or its subsidiaries.

4.       Administration.

         A. The general administration of the Program, and the responsibility for carrying out the provisions hereof, shall be placed in an Administrative Committee appointed by the Board of Directors of the Company.

         B. The members of the Administrative Committee shall select one of their members as chairman and shall also elect a secretary who may, but need not, be a member of the Administrative Committee; and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, and may employ such clerical personnel as they may require in carrying out the provisions of the Program.




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         C.       The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as they may from time to time determine. A majority of the Administrative Committee may act by meeting (whether in person or by telephone) or by writing executed without a meeting.

         D. The Administrative Committee shall have complete control of the administration of the Program, with all powers necessary to enable it to properly carry out its duties in that respect. The Administrative Committee shall be authorized to interpret this Program and to determine all questions arising in the administration, construction and application of the Program. The decision of the Administrative Committee upon all matters within the scope of its authority shall be conclusive and binding on all parties.

         E. Subject to the limitations of this Section 4, the Administrative Committee from time to time shall establish supplemental rules and regulations for the administration of the Program and the transaction of its business as it deems necessary.

         F. The Administrative Committee shall be responsible for the preparation and delivery of all reports, notices, plan summaries and plan descriptions required to be filed with any governmental office or to be given to any employee or beneficiary of any employee covered by this Program.

         G. Upon request of the Administrative Committee, the Company or any of its subsidiaries shall furnish such information in its possession as will aid the Administrative Committee in the performance of its duties hereunder.



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5.       Claims Procedure.

         A. All claims for benefits shall be in writing and shall be filed with the Administrative Committee.

         B. If the Administrative Committee wholly or partially denies a former employee's claim for benefits, the Administrative Committee shall give the claimant written notice within sixty
                  (60) days after the Program's receipt of the claim setting forth:

                  (i)    the specific reason(s) for the denial;

                  (ii) specific reference to pertinent Program provisions on which the denial is based;

                  (iii) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv)   an explanation of the Program's review procedure.

         C. In the event of a benefit claim denial, the Company shall appoint a person who is not a member of the Administrative Committee to serve as Claim Reviewer. The person designated as the Claim Reviewer shall be reasonably acceptable to the claimant. The claimant shall have sixty (60) days after the day on which such written notice of denial is handed or mailed to him or her by the Administrative Committee in which to apply (in person or by authorized representative) in writing to the Claim Reviewer for a full and fair review of the denial of his or her claim. In connection with such review, the claimant (or his or her representative) shall be afforded a reasonable opportunity to review pertinent documents, and may submit issues and comments in writing. The Claim Reviewer shall arrange to meet personally with the claimant and/or representative within thirty (30) days after the Claim Reviewer's receipt of such written request for review for



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                  the purpose of hearing the claimant's contentions and
                  receiving such relevant evidence as the claimant may wish to offer.

         D. The Claim Reviewer shall issue his decision on review within sixty (60) days after meeting with the claimant or claimant's personal representative, unless in the sole discretion of the Claim Reviewer special circumstances require an extension to not later than one hundred twenty (120) days after such meeting. The decision shall be in writing and shall set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.

         E. The Company or its subsidiary shall pay the costs and expenses, including without limitation, reasonable attorneys' fees, incurred by an employee in seeking to enforce his or her rights under the Program.

6. Employment of Professional Assistance. The Administrative Committee is empowered, on behalf of the Program, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Program. The functions of any such persons engaged by the Administrative Committee shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligation or responsibilities under the Program. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Program. All reasonable expenses thereof shall be borne by the Company.

7. Indemnification of Members of Administrative Committee. To the extent not insured against by an insurance company pursuant to the provisions of any applicable insurance policy and to the extent permitted by law, the Company shall indemnify and hold harmless each member of the



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         Administrative Committee against any personal liability or expense incurred by him as a result of any act or omission in his capacity as a member of the Administrative Committee, except for his own gross negligence or willful misconduct.

8. Controlling Law. This Program shall be construed and enforced according to the internal laws of the State of Texas to the extent not preempted by federal law, which shall otherwise control.

9. Amendment/Termination. This Program can be amended or terminated, in whole or in part, by the Company at any time prior to the occurrence of a Change in Control. Thereafter, this Program cannot be terminated or amended in any way which adversely affects the rights of any salaried employee.






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